Exhibit 10.6
                                                                   ------------

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
------------------------

Craig A. Anderson, Esq.
Senior Vice-President/General Counsel
Zond Systems, Inc.
17752 Skypark Circle, Suite 150
Irvine, California 92714
------------------------------------------------------------------------------
                (Space above this line for Recorder's use only)







                             AMENDED AND RESTATED
                                   WIND PARK
                              EASEMENT AGREEMENT


                                    Between

                              ZOND SYSTEMS, INC.,
                           a California Corporation

                                      and

                  ZOND WINDSYSTEM PARTNERS, LTD. SERIES 85-C
                       a California limited partnership

                                  Dated as of

                                 July 1, 1986



------------------------------------------------------------------------------

                         WIND PARK EASEMENT AGREEMENT
                         ----------------------------

                               TABLE OF CONTENTS
                               -----------------

Section                           Heading                                  Page
-------                           -------                                  ----

1.       CERTAIN DEFINITIONS.................................................1
1.1           Agreement......................................................1
1.2           City...........................................................1
1.3           Grazing Lease..................................................1
1.4           Gross Operating Proceeds.......................................2
1.5           Ground Lease...................................................2
1.6           Infrastructural Roads..........................................2
1.7           Interconnect Facilities........................................2
1.8           Interconnection Agreements.....................................2
1.9           Leasehold Mortgage.............................................3
1.10          Mortgage.......................................................3
1.11          Mortgagee......................................................3
1.12          Non-Disturbance Agreement .....................................3
1.13          PG&E...........................................................3
1.14          Power Agreement................................................3
1.15          Power Substation...............................................3
1.16          Property.......................................................3
1.17          Related Turbine Equipment......................................4
1.18          Sublease.......................................................4
1.19          Turbines.......................................................4
1.20          Windsystem.....................................................4
1.21          Windsystem Construction Agreement..............................4
1.22          ZCC IV.........................................................4
1.23          ZCC IV Purchase Notes..........................................5

2.       LEASES..............................................................5
2.1           Ground Lease...................................................5
2.2           Grazing Lease..................................................6
2.3           Sublease.......................................................6

3.       GRANT OF EASEMENT...................................................6
3.1           Grant and Acceptance...........................................6
3.2           Title to the Property..........................................7
3.3           Partition......................................................7

4.       TERM OF AGREEMENT...................................................7

                                       (i)

                         -----------------------------

Section                           Heading                                  Page
-------                           -------                                  ----

5.       CERTAIN PAYMENTS TO ZOND............................................8
5.1           Royalty Payments...............................................8
5.2           Real Property Taxes............................................9
5.3           Payments Re Infrastructural Roads..............................9
5.4           Utilities.....................................................10

6.       LOCATIONS OF TURBINES, RELATED TURBINE EQUIPMENT AND
         POWER SUBSTATION...................................................10
6.1           Initial Locations.............................................10
6.2           Relocation Rights re Turbines and Related Turbine Equipment...10
6.3           Relocation Rights re Power Substation.........................12

7        ADDITIONAL USERS AND ADDITIONAL ENERGY EQUIPMENT;
         INFRASTRUCTURAL ROADS..............................................12
7.1           Additional Users and Additional Energy Equipment..............12
              Infrastructural Roads.........................................13

8.       OTHER AGREEMENTS...................................................14
8.1           Use of Property...............................................14
8.2           Compliance....................................................14
8.3           Liens.........................................................14
8.4           Insurance.....................................................15
8.5           Other Persons.................................................15
8.6           Access Routes.................................................15
8.7           Severance.....................................................16
8.8           Partial Destruction...........................................16
8.9           Personal Property Taxes.......................................16
8.10          Annual Reports and Certain Documentation......................17
8.11          City's Purchase Option Under Ground Lease.....................17
8.12          Non-Disturbance Agreement.....................................17

9.       DEFAULT............................................................18
9.1           Events of Default.............................................18
9.2           Remedies on Default...........................................19

10.      DISPOSITION OF TURBINES, RELATED TURBINE EQUIPMENT
         AND POWER SUBSTATION ON EXPIRATION OF TERM.........................21
10.1          Removal by Series C Partnership...............................21
10.2          Abandonment by Series C Partnership...........................21

                                      (ii)

                         -----------------------------

Section                           Heading                                  Page
-------                           -------                                  ----

11.      ZOND'S RIGHTS OF FIRST REFUSAL                                     22

12.      PROTECTION OF SERIES C PARTNERSHIP'S RIGHTS                        24

13       INDEMNIFICATION                                                    25

14       SUBORDINATION                                                      25

15.      CONDEMNATION.......................................................26
15.1          Total Taking..................................................26
15.2          Award.........................................................26
15'.3         Partial Taking................................................26
15.4          Assignment of Condemnation Proceeds...........................26

16.      CERTAIN RIGHTS OF MORTGAGEE........................................27
16.1          Notice to Mortgagee...........................................27
16.2          Mortgagee's Right to Cure.....................................27
16.3          New Easement Agreement .......................................29
16.4          Subrogation...................................................30
16.5          Transfers.....................................................31

17.      MISCELLANEOUS PROVISIONS...........................................31
17.1          Certain Actions Affecting Agreement ..........................31
17.2          Authority.....................................................31
17.3          Notices.......................................................31
17.4          Notices to Mortgagee..........................................32
17.5          Waiver .......................................................32
17.6          Assignment....................................................32
17.7          Successors and Assigns........................................33
17.8          Further Assurances............................................33
17.9          Construction of Agreement.....................................33
17.10         Recordation...................................................34
17.11         Quitclaim Deed................................................34
17.12         Attorneys' Fees...............................................34
17.13         Counterparts..................................................34
17.14         Entire Agreement..............................................35
17.15         No Merger.....................................................35

SIGNATURE PAGE ...............................................................
EXHIBIT A - DESCRIPTION OF PROPERTY...........................................
EXHIBIT B - MATTERS AFFECTING TITLE TO THE PROPERTY

                                     (iii)

         THIS AMENDED AND RESTATED WIND PARK EASEMENT AGREEMENT (this "Agreement") is made as of July 1, 1986 by and between ZOND SYSTEMS, INC., a
 ---------
California corporation ("Zond"), and ZOND WINDSYSTEM PARTNERS, LTD. SERIES
                         ----
85-C, a California limited partnership ("Series C Partnership"), in view of
                                         --------------------
the following facts:

         WHEREAS, Zond and Series C Partnership entered into the Wind Park Easement Agreement dated as of November 4, 1985 (the "Original Easement
                                                      -----------------
Agreement") covering the real property (the "Property") located in the County
---------                                    --------
of Alameda, State of California, more particularly described in Exhibit A;

         WHEREAS, the Original Easement Agreement was recorded in the Office of the Alameda County Recorder on December 23, 1985 as Instrument No. 85-271906; and

         WHEREAS, Zond and Series C Partnership desire to amend and modify the Original Easement Agreement in certain respects and to restate the Original Easement Agreement in its entirety, the terms and provisions of this Agreement to be deemed to be effective as of the date of recordation of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby accepted, Zond and Series C Partnership agree as follows:

1.  CERTAIN DEFINITIONS
    -------------------

         As used in this Agreement, the following terms shall have the designated meaning:

         1.1. "Agreement" means this Amended and Restated Wind Park Easement
               ---------
Agreement.

         1.2. "City" means the City of Santa Clara, a municipal corporation,
               ----
Santa Clara County, California.

         1.3. "Grazing Lease" means that certain Lease Agreement dated
               -------------
December 20, 1982 between the City, as lessor, and Sylvain T. Rooney and Dennis M. Rooney, as lessee, which was renewed for a term of three years.

         1.4. "Gross Operating Proceeds" means all gross receipts from the
               ------------------------
sale of electricity generated by the Turbines and all amounts paid in lieu of receipts from the sale of electricity (including without limitation any proceeds of systems performance or wind resource insurance, casualty loss and business interruption insurance paid in reimbursement of lost revenues and warranty payments in reimbursement of lost revenues), calculated without offset or other deductions of any nature except refunds, if any, due to, or wheeling charges, if any, imposed by, PG&E except any applicable sales, use or excise taxes.

         1.5. "Ground Lease" means that certain Amended Ground Lease For Wind
               ------------
Park Development on the Rooney Ranch, Alameda County between the City, as lessor, and Zond, as lessee, dated October 29, 1985, pertaining to the Property, a Memorandum of which was recorded on of October 29, 1985 in the Office of the Alameda County Recorder as Instrument No. 85-271905, and whether terminated or not.

         1.6. "Infrastructural Roads" means those roads now on or later placed
               ---------------------
on the Property providing general access over the Property and access to the Turbines, to other wind generator turbines on the Property in accordance with this Agreement and to related power transfer lines, transformers and power substations on the Property.

         1.7. "Interconnect Facilities" means the overhead 60KV pole line,
               -----------------------
transfer trip equipment, telemetering and revenue meters, constructed and installed by PG&E on the Property and the property of others pursuant to the PG&E Agreement referred to in Section 1.8(a).

        1.8. "Interconnection Agreements" means, collectively, (a) the PG&E
              --------------------------
Agreement for Installation or Allocation of Special Facilities for Parallel Operation of Nonutility-owned Generation and/or Electrical Standby Service and
(b) the PG&E Agreement for Electrical Standby Service, each dated November 26, 1985 and each between PG&E and Zond, both as assigned by Zond to Series C

Partnership pursuant to the Assignment of Interconnection Agreements dated as of July 1, 1986 by and between Zond and Series C Partnership.

         1.9. "Leasehold Mortgage" means any mortgage, deed of trust or
               ------------------
indenture of mortgage and deed of trust hereafter placed on Zond's leasehold estate created by the Ground Lease.

         1.10. "Mortgage" means the Deed of Trust and Assignment of Rents made
                --------
as of December 2, 1985, by Series C Partnership to Ticor Title Insurance Company of California, as trustee, for the benefit of ZCC IV recorded in the Office of the Alameda County Recorder on December 23, 1985, as Instrument No. 85-271909, as amended by the First Amendment to Deed of Trust and Assignment of Rents dated as of July 1, 1986, and as the same may be further amended, modified or supplemented from time to time.

         1.11. "Mortgagee" means the holder of the Mortgage.
                ---------

         1.12. "Non-Disturbance Agreement" means the Non-Disturbance Agreement
                -------------------------
dated as of December 17, 1985 between the City and Series C Partnership recorded in the Office of the Alameda County Recorder on December 23, 1985 as Instrument No. 85-271907.

         1.13. "PG&E" means Pacific Gas and Electric Company, a California
                ----
public utility, and its successors and assigns.

         1.14. "Power Agreement" means that certain Standard Offer #4:
                ---------------
Long-Term Energy and Capacity Power Purchase Agreement executed on December 31, 1984 by Wind Developers, Inc. and on January 17, 1985 by PG&E, which was assigned to Zond on October 5, 1985, and which Zond assigned to Series C Partnership on November 4, 1985.

         1.15. "Power Substation" means the 20 megawatt power station related
                ----------------
to the operation of the Turbines and which has been purchased by Series C Partnership from ZCC IV pursuant to the Windsystem Construction Agreement.

         1.16. "Property" means those certain parcels of real property in the
                --------
County of Alameda, California owned by the City or in which the City has an interest and described in Exhibit A attached hereto and incorporated herein.
                          ---------

         1.17. "Related Turbine Equipment" means without limitation the
                -------------------------
following which has been purchased by Series C Partnership from ZCC IV pursuant to the Windsystem Construction Agreement: the concrete pad upon which each Turbine is situated; the insulated wire cable connecting each turbine to an intermediate step-up transformer; the intermediate step-up transformers necessary to set-up the voltage of the electricity produced by the Turbines to the level required by the Power Substation; and the insulated wire cable connecting such transformers to the Power Substation.

         1.18. "Sublease" means that certain Sublease Agreement dated June 30,
                --------
1985 between Zond (as successor to Santa Clara Wind Leasing, Inc., a California corporation, formerly known as Wind Developers, Inc.), as sublessor, and Wismer Becker Contracting Engineers, a California corporation (doing business as Atkinson Mechanical Contracting Co.), as sublessee, and pertaining to a portion of the Property.

         1.19. "Turbines" means the 200 Vestas Model V-17 wind turbine
                --------
generators each having a rated capacity of 100 KW and each being equipped with two generators, a controller and a supporting steel lattice tower, and which have been purchased by Series C Partnership from ZCC IV pursuant to the Windsystem Construction Agreement.

         1.20. "Windsystem" means and includes all items purchased by Series C
                ----------
Partnership from ZCC IV pursuant to the Windsystem Construction Agreement including without limitation the Turbines, the Related Turbine Equipment and the Power Substation.

         1.21. "Windsystem Construction-Agreement" means the Windsystem
                ---------------------------------
Construction Agreement dated as of November 4, 1985 between ZCC IV and Series C Partnership.

         1.22. "ZCC IV" means Zond Construction Corporation IV, a California
                ------
corporation.

         1.23. "ZCC IV Purchase Notes" means any promissory note or notes
                ---------------------
issued by Series C Partnership to ZCC IV in connection with the purchase of the Turbines, the Related Turbine Equipment and the Power Substation by Series C Partnership from ZCC IV pursuant to the Windsystem Construction Agreement.

2.  LEASES
    ------

         2.1. Ground Lease
              ------------

         Series C Partnership acknowledges that Series C Partnership's rights under this Agreement are subject and subordinate to all of the terms, conditions and provisions of the Ground Lease and that Series C Partnership's rights under this Agreement, except to the extent otherwise provided in the Ground Lease, are dependent under the Ground Lease. Nothing contained in this Agreement shall give Series C Partnership the right to amend, modify or terminate the Ground Lease. Series C Partnership agrees not to take any acts, or fail to take any acts, which would cause Zond to default under the Ground Lease. Series C Partnership agrees to execute and deliver such documents, including without limitation subordination agreements, as may be requested reasonably by Zond to enable Zond to perform timely its duties and obligations under the Ground Lease. Nothing contained in this Agreement shall be deemed to relieve Zond from its agreements with the City or its duties and obligations to the City under the terms of the Ground Lease. Zond agrees that it will not terminate the Ground Lease under any of its rights to do so under Section 3.4 of the Ground Lease or otherwise terminate the Ground Lease or amend, or consent to any amendment of, the Ground Lease, without the prior written consent of Series C Partnership and the Mortgagee. Zond further agrees that it will perform (and cause all other persons engaged in the production of electrical power from wind energy on the Property to perform) all of its agreements, duties and obligations under the Ground Lease. Zond represents and warrants to Series C Partnership that: (i) the Ground Lease constitutes the entire agreement between the City and Zond with respect to the Property; (ii) the Ground Lease is in full force and effect; (iii) Zond is not in default under, and has not committed any breach of, the Ground Lease and no notice of default has been given to Zond by the City; and (iv) the City is not in default under, and has not committed any breach of, the Ground Lease.

              Grazing Lease
              -------------

         Series C Partnership acknowledges that Series C Partnership's rights under this Agreement are subject and subordinate to all of the terms, conditions and provisions of the Grazing Lease.

         2.3. Sublease
              --------

         Series C Partnership acknowledges that Series C Partnership's rights under this Agreement are subject and subordinate to all of the terms, conditions and provisions of the Sublease. Nothing contained in this Agreement shall be deemed to relieve Zond from its agreements or responsibilities under the terms of the Sublease. Zond agrees that it will perform all of its agreements, duties and obligations under the Sublease. Zond represents and warrants to Series C Partnership that: (i) the Sublease constitutes the entire agreement between the parties thereto with respect to the Property; (ii) the Sublease is in full force and effect; (iii) Zond is not in default under, and has not committed any breach of, the Sublease and no notice of default has been given to Zond by the subtenant under the Sublease; and (iv) such subtenant is not in default under, and has not committed any breach of, the Sublease. Zond agrees that it will not amend, consent to the amendment of or otherwise modify the Sublease without the prior written consent of Series C Partnership and the Mortgagee.

3.  GRANT OF EASEMENT
    -----------------

              Grant and Acceptance
              --------------------

         Zond hereby grants to Series C Partnership an undivided, nonexclusive easement to enter and use the Property for the sole purposes of: (i) installing and constructing (on concrete pads to be constructed on the Property), operating, maintaining, repairing, restoring, moving and removing the Turbines and the Related Turbine Equipment; (ii) installing and constructing (on, under or above the Property), operating, maintaining, repairing, restoring, moving and removing the power transfer lines and transformers related to the operation of the Turbines; (iii) installing and constructing (on the Property), operating, maintaining, repairing, restoring, moving and removing the Power Substation; (iv) using and maintaining the Infrastructural Roads; (v) using and maintaining (to the extent allowed under the Interconnect Agreements) the Interconnect Facilities; and (vi) such other purposes as may be reasonably necessary or appropriate in connection with any of the preceding.

         3.2. Title to the Property
              ---------------------

         Zond represents and warrants to Series C Partnership that Zond (i) is lawfully seized and possessed of a valid and existing leasehold estate in and to the Property created by the Ground Lease and any and all buildings and other improvements now or hereafter placed or constructed on the Property by Zond for its own account pursuant to the Ground Lease, subject to no mortgages, liens, charges or encumbrances, except (a) the rights of Series C Partnership in and to the Windsystem and (b) those matters, if any, set forth in Exhibit B; and (ii) has all power and authority necessary to validly grant the rights granted to Series C Partnership under this Agreement. Zond further represents and warrants to Series C Partnership that the grant of such rights does not violate or conflict with the Grazing Lease or the Sublease or any matters of record affecting the Property and that the exercise by Series C Partnership of such rights will not conflict with the Grazing Lease or the Sublease or any such matters of record.

         3.3. Partition
              ---------

         Series C Partnership hereby waives and disclaims any right to partition all or any portion of its rights under this Agreement.

4.  TERM OF AGREEMENT
    -----------------

         Unless sooner terminated as set forth in Section 8.11 or Section 9.2.1, this Agreement shall terminate on March 6, 2006 (the "Scheduled
                                                             ---------
Expiration Date"); provided however, the term of this Agreement shall continue
---------------
beyond the Scheduled Expiration Date solely for the purposes specified in Sections 10 and 11 pertaining to removal, abandonment and sale (and not for any of the purposes specified in Section 3.1) until the first to occur of (i) the date of removal as provided in either Section 10 or Section 11; (ii) the date of election of abandonment as provided in either Section 10 or Section 11; (iii) the date of sale as provided in Section 11; or (iv) the date occurring 9 months from the Scheduled Expiration Date.

5.  CERTAIN PAYMENTS TO ZOND
    ------------------------

         5.1. Royalty Payments
              ----------------

         As payment for the rights granted to Series C Partnership pursuant to this Agreement, Series C Partnership agrees to pay to Zond on an annual calendar basis beginning on the date of recordation ("Recordation Date") of
                                                      ----------------
this Agreement, an amount equal to the greater of (a) Series C Partnership's pro rata share of each annual payment due the City under Section 4.1 of the Ground Lease ("Subparagraph (a) Rent") or (b) the hereinafter described
               ---------------------
percentages of Gross Operating Proceeds for the hereinafter described periods ("Subparagraph (b) Rent"). For purposes of determining Subparagraph (a) Rent,
  ---------------------
Series C Partnership's pro rata share shall be determined on the basis of the ratio of the aggregate rated capacity of Turbines owned and operated by Series C Partnership on December 31 of each year to the aggregate rated capacity of all wind turbine generators operated on the Property on December 31 of each corresponding year. For purposes of determining Subparagraph (b) Rent, the percentages and periods are as follows:

                                                               % of Gross
                      Period                               Operating Proceeds
                      ------                               ------------------

             Each of the calendar year periods from                  5%
             and including January 1, 1986 through
             December 31, 1995

(ii          Each of the calendar year periods from                 10%
             and including January 1, 1996 through
             December 31, 2000

(iii         Each of the calendar year periods from                 13%
             and including January 1, 2001 through
             December 31, 2005

             January 1, 2006 through March 6, 2006                  13%

         Each Subparagraph (a) Rent shall be paid as and when due under
Section 4.1 of the Ground Lease, namely on the first day of each calendar year. In the event a particular Subparagraph (b) Rent is greater than the Subparagraph (a) Rent for the same period, the excess amount owed to Zond by Series C Partnership for Subparagraph (b) Rent under this Section shall be payable (i) on March 1 of each calendar year with respect to the immediately preceding calendar year and (ii) on or before May 1, 2006 for the period of January 1, 2006 through March 6, 2006.

         All amounts owed to Zond by Series C Partnership under this Section shall be computed by the general partner of Series C Partnership and set forth in a writing delivered to Zond at the time of payment. At the election of the general partner of Series C Partnership, any such amounts may be paid directly to the then lessor under the Ground Lease. Any such amounts so paid by Series C Partnership shall be deemed payment under this Agreement to Zond by Series C Partnership.

              Real Property Taxes
              -------------------

         In addition to the payments in Section 5.1, Series C Partnership shall pay its pro rata share of real property taxes and assessments which are a lien against and attributable to the Property and to Zond's interest in the Ground Lease by reimbursing Zond in the amount of such pro rata share. Series C Partnership's pro rata share shall be determined on the basis of the ratio of the aggregate rated capacity of Turbines owned and operated by Series C Partnership on December 31 of each year to the aggregate rated capacity of all wind turbine generators operated on the Property on December 31 of each corresponding year. Zond shall compute such pro rata share semiannually or annually, at its option, and submit each such computation in writing, together with copies of the applicable tax bills, to Series C Partnership which shall pay its pro rata share not later than 30 days after its receipt thereof.

              Payments Re Infrastructural Roads
              ---------------------------------

         In addition to the payments in Section 5.1 and Section 5.2, Series C Partnership shall pay its pro rata share of the repair and maintenance costs of the Infrastructural Roads by reimbursing Zond in the amount of such pro rata share. Series C Partnership's pro rata share of such costs shall be determined on the basis of the ratio of the aggregate rated capacity of Turbines owned and operated by Series C Partnership on the Property during each calendar quarter (determined on the last day thereof) to the aggregate rated capacity of all wind turbine generators operated on the Property during each corresponding calendar quarter (determined on the last day thereof) excluding those operated under the Sublease. Series C Partnership's payments due and payable under this Section shall be paid not later than 60 days after the end of each calendar quarter; provided that that last calendar quarter shall be deemed to be the period from and including January 1, 2006 through March 6, 2006.

              Utilities
              ---------

         Series C Partnership agrees to pay or cause to be paid, as and when they become due and payable, all charges for water, gas, light, heat, telephone, electricity and other utility and communication services rendered Series C Partnership or used by Series C Partnership on or about the Property at all times during the term of this Agreement.

6.  LOCATIONS OF TURBINES, RELATED TURBINE EQUIPMENT AND
    ----------------------------------------------------
    POWER SUBSTATION
    ----------------

              Initial Locations
              -----------------

         The initial locations of the Turbines, the Related Turbine Equipment and the Power Substation on the Property shall be as provided in the Windsystem Construction Agreement.

         6.2. Relocation Rights re Turbines and Related Turbine Equipment
              -----------------------------------------------------------

              6.2.1. Zond's Rights and Compensation to Series C Partnership.
                     ------------------------------------------------------
Zond reserves the right, but shall not be obligated, to relocate Series C Partnership's Turbines or any one or more of them and applicable Related Turbine Equipment at any time and from time to time during the term of this Agreement, at Zond's sole expense to alternate locations within the Property with comparable or better wind conditions and which will not result in a diminution of the wind energy available for the production of electrical power from the Turbines of Series C Partnership on the Property; provided, however, that (a) any such relocation shall not materially interfere with the production of electrical power from wind energy on the Property by others or the exercise by Series C Partnership of its rights under this Agreement and
(b) prior to such relocation Zond shall have furnished to the Mortgagee (i) a relocation plan showing the details of any such relocation; (ii) a written estimate of the costs and expenses to be incurred in connection with any such relocation; (iii) a certificate of the President or any Vice President of Zond to the effect that in the opinion of such officer any such relocation will improve the performance of the Turbines, the Related Turbine Equipment and the Power Substation taken as a whole; (iv) written approval of the insurance company then providing the windsystem performance insurance with respect to the Turbines to any such relocation and (v) a certificate of an independent engineer satisfactory to Zond and the Mortgagee concurring in the opinion of the officer referred to in clause (iii) above and containing projections as to the performance of the Turbines and Related Equipment after such relocation. In the event of any such relocation, Zond shall compensate Series C Partnership for all interruption of revenues during the period of relocation and until the relocated Turbines ("Relocated Turbines") are operating at the
                                   ------------------
relocation sites. The compensation to be paid Series C Partnership by Zond for each Relocated Turbine shall be computed as follows: During each period commencing with the date of shut-down of the Relocated Turbine and ending with the date of start-up of operation of the Relocated Turbine at the relocated site (the "period of relocation"), Zond shall take the amount of electrical
           --------------------
energy produced by all Series C Partnership's Turbines installed and in operation (excluding the Relocated Turbines), divided by the number of such Turbines, and multiply the quotient of such division, expressed in kilowatt hours, by the average power purchase price applicable under the Power Agreement during the period of relocation.

             6.2.2. Series C Partnership's Right. Series C Partnership at its
                    ----------------------------
sole expense shall be entitled to relocate any one or more of the Turbines and applicable Related Turbine Equipment without the prior consent of Zond; provided, however, that (a) there is no uncured event of default under this

Agreement by Series C Partnership; (b) any relocation shall not materially interfere with the production of electrical power from wind energy on the Property by others; and (c) Series C Partnership shall have furnished to Zond and the Mortgagee (i) a relocation plan showing the details of any such relocation; (ii) a written estimate of the costs and expenses to be incurred in connection with any such relocation; (iii) a certificate of the general partner of Series C Partnership to the effect that in the opinion of such general partner any such relocation will improve the performance of the Turbines, the Related Turbine Equipment and the Power Substation taken as a whole; (iv) written approval of the insurance company then providing the windsystem performance insurance with respect to the Turbines to any such relocation and (v) a certificate of an independent engineer satisfactory to Zond and the Mortgagee concurring in the opinion of the general partner referred to in clause (iii) above and containing projections as to the performance of the Turbines and Related Equipment after such relocation.

         6.3. Relocation Rights re Power Substation
              -------------------------------------

         Neither Zond nor Series C Partnership shall have the right to relocate the Power Substation.

7.  ADDITIONAL USERS AND ADDITIONAL ENERGY EQUIPMENT;
    -------------------------------------------------
    INFRASTRUCTURAL ROADS
    ---------------------

         7.1 Additional Users and Additional Energy Equipment
             ------------------------------------------------

         Series C Partnership acknowledges and understands that Zond may develop the wind energy potential of the Property to the fullest possible extent consistent with its obligations under this Agreement and that Zond reserves the right at any time and from time to time to grant (including without limitation by easement, sublease or license) to others non-exclusive easements and/or rights similar to the easement and rights granted in this Agreement for the further development and use of the Property, including without limitation those for the installation, construction, operation, maintenance, repair and restoration of additional turbines and related equipment; provided, however, that the general partner of Series C Partnership and the Mortgagee shall have the right to review and consent to the terms of any such agreements of grant and to the plans relating to such further development and use. Series C Partnership agrees with Zond that such consent will not be unreasonably withheld. If such consent is granted, as a further condition, Zond shall supply Series C Partnership and the Mortgagee with written evidence reasonably satisfactory to Series C Partnership and such Mortgagee that the purchase price to be paid by the City in the event it exercises its option described in Section 8.11 will not be reduced or diluted as the result of any further development and use of the Property and with an opinion of reasonably acceptable utilities counsel, which opinion shall in form and substance be reasonably acceptable to Series C Partnership and such Mortgagee and shall state that the terms of such agreements of grant, and such plans, will not subject Series C Partnership to additional regulation under Federal or California utilities laws and, without limiting the preceding, will not jeopardize the status of the Windsystem as a "qualifying small power production facility" under the Public Utility Regulatory Policies Act of 1978. In exercising its rights under this Section, Zond agrees that it will not, and will not permit such others to, materially interfere with Series C Partnership's use of the Property and that Zond shall use its best efforts to ensure that any construction of additional turbines shall not result in a diminution of the wind energy available for the production of electrical power from the Turbines of Series C Partnership on the Property. Zond agrees to indemnify and hold Series C Partnership and the Mortgagee free and harmless from and against any losses or damages incurred by Series C Partnership or such Mortgagee resulting from the location on the Property of any such additional turbines.

         7.2. Infrastructural Roads
              ---------------------

         Zond at its sole expense shall cause the timely completion of the construction of Infrastructural Roads on the Property so that Series C Partnership may use the Infrastructural Roads for those purposes specified in
Section 3.1. In addition, Zond shall repair and maintain the Infrastructural Roads so that Series C Partnership may use the Infrastructural Roads for such purposes. Series C Partnership shall be entitled to use the Infrastructural Roads on a nonexclusive basis with all other persons engaged in the production of electrical power from wind energy on the Property without material interference from such other persons; provided, however, that Series C Partnership pays its pro rata share of the repair and maintenance costs of the Infrastructural Roads as provided in Section 5.3. Series C Partnership agrees that any such other persons may use the Infrastructural Roads on a nonexclusive basis upon payment of their proportionate share of such costs and upon fulfillment by such persons of all relevant conditions to their use of the Infrastructural Roads and the Property; provided, however, that the sublessee under the Sublease shall not be obligated to pay any of such costs. Any such other person's pro rata share of such costs shall be determined in the manner described in Section 5.3.

8.  OTHER AGREEMENTS
    ----------------

         8.1 Use of Property
             ---------------

         Series C Partnership agrees that its rights under this Agreement shall be used exclusively for those purposes specified in Section 3.1 and for no other purposes without the prior written consent of Zond, which consent may not be unreasonably withheld so long as such other purposes are in compliance with the provisions of the Ground Lease pertaining to use.

         8.2 Compliance
             ----------

         Series C Partnership at its sole expense shall comply with all laws, statutes, ordinances, rules and regulations of all municipal, state and Federal authorities now in force or which may hereafter be in force pertaining to Series C Partnership's operations and the exercise of its rights under this Agreement.

         8.3 Liens
             -----

         Subject to Section 17.6, Series C Partnership agrees to keep the Property at all times after the Recordation Date free and clear of any liens arising by, through or under it which are not consented to in writing by Zond prior to the creation thereof. Zond agrees to keep the Property at all times free and clear of any liens arising by, through or under it or any of its affiliates or assigns (excluding Series C Partnership) which would materially adversely affect the right or ability of Series C Partnership to use the Property for those purposes specified in Section 3.1 and/or to exercise its rights under this Agreement.

         8.4. Insurance
              ---------

         Series C Partnership at its sole expense shall maintain (i) public liability insurance coverage in connection with the Turbines, the Related Turbine Equipment the Power Substation and the exercise of its rights under this Agreement naming Series C Partnership, Zond and the Mortgagee as insured in at least such amounts as are customary in the wind power industry for wind power generating facilities comparable in size and site location to the Turbines and the Power Substation and (ii) without limiting the generality of the foregoing, the insurance coverage required under the Ground Lease for the mutual benefit of the City, Zond, Series C Partnership and the Mortgagee.

         8.5. Other Persons
              -------------

         Zond agrees to cause all other persons engaged in the production of electrical power from wind energy on the Property to comply with all terms and provisions of their agreements with Zond or Zond's predecessors, noncompliance with which would have a material adverse effect on Series C Partnership and its rights under this Agreement. Zond agrees that it will cause to be included in each agreement with such other persons all terms and provisions necessary and appropriate to carry out its obligations to Series C Partnership under this Agreement in respect of such other persons.

         8.6. Access Routes
              -------------

         In addition to any other access routes which Series C Partnership has or may obtain, Zond, to the extent authorized to do so, shall allow Series C Partnership to use, on a nonexclusive basis and solely in connection with the purposes specified in Section 3.1, any access routes to the Property to which possessory rights are held now or later by Zond or its affiliates.

         8.7. Severance
              ---------

         The Windsystem and all other items installed on the Property by Series C Partnership or under its direction in connection with the purposes specified in Section 3.1 shall be and remain the separate and personal property of Series C Partnership, shall be severable from the Property and may be removed from the Property in accordance with this Agreement.

              Partial Destruction
              -------------------

         In the event of the destruction of, or substantial damage to, one or more of Series C Partnership's Turbines (but not in the event of the destruction or substantial damage to all or substantially all of Series C Partnership's Turbines which is provided for in Section 9.1.3), Series C Partnership at its sole expense shall have the right to install and construct new turbines in place of the destroyed Turbines or to repair the substantially damaged Turbines, as the case may be, and upon completion shall have all rights and duties under this Agreement with respect thereto. Any new turbines so installed and constructed shall constitute a part of the Turbines for all purposes of this Agreement.

              Personal Property Taxes
              -----------------------

         Series C Partnership shall pay all personal property taxes assessed against the personal property of Series C Partnership from and including or attributable to the period commencing January 1, 1986 and continuing thereafter; provided, however, that with respect to any personal property taxes assessed against such personal property which involve a period prior to the date the Turbines are certified as operational and to and including December 31, 1985, Series C Partnership shall pay that portion of such taxes computed by multiplying the amount thereof by a fraction, the numerator of which is the number of days from and including the date the Turbines are certified as operational to and including December 31, 1985 and the denominator of which is 365. Zond shall pay the remaining portion of such taxes for the period prior to the date the Turbines are certified as operational.

         8.10. Annual Reports and Certain Documentation
               ----------------------------------------

         Series C Partnership shall furnish to Zond the technical information described in Section 6.6 of the Ground Lease so that Zond may timely provide the City with such information. Series C Partnership shall maintain on site and furnish Zond with sufficient information so that Zond may comply with its obligation under Section 6.7 of the Ground Lease pertaining to the Project Manual, as-built drawings and Project revisions.

         8.11 City's Purchase Option Under Ground Lease
              -----------------------------------------

         Under Article X of the Ground Lease, the City has the option to purchase ("City Purchase Option") the "Project" (as defined in the Ground
           --------------------
Lease) from Zond on the terms contained in the Ground Lease including without limitation those in Article X and Appendix "B" to the Ground Lease. Zond and Series C Partnership agree that for purposes of Article X and this Section the term "Project" includes the Windsystem. In the event the City exercises the City Purchase Option in accordance with Article X, Series C Partnership shall sell the Windsystem to the City for the purchase price and upon such terms contained in the Ground Lease. Series C Partnership shall be entitled to the entire purchase price owed in accordance with such terms despite the fact that Zond may have exercised any of its rights under Section 7.1 with the result that there are additional turbines on the Property; provided, however, that upon receipt by Series C Partnership of such purchase price, Series C Partnership shall pay to Zond all unpaid amounts then owing Zond under this Agreement. Upon consummation of the purchase by the City and payment of such purchase price to Series C Partnership in the event that, and after, the City exercises the City Purchase Option, this Agreement shall terminate.

         8.12 Non-Disturbance Agreement
              -------------------------

         Pursuant to Section 2 of the Non-Disturbance Agreement, if the current term of the Ground Lease, or any renewal thereof, shall terminate (because of an uncured event of default or otherwise) before the Scheduled Expiration Date, then this Agreement, if Series C Partnership is not in default hereunder, shall continue as an easement agreement between the City, as grantor, and Series C Partnership, as grantee, with the same force and effect as if the City, as grantor, and Series C Partnership, as grantee, had entered into an easement agreement as of the date of execution of this Agreement, containing the same terms, covenants and conditions as those contained herein, for a term equal to the term of this Agreement; provided however, that the Partnership shall have no liability to the City for payments due and payable under this Agreement prior to the effective date of the termination of the Ground Lease.

9.  DEFAULT
    -------

         9.1. Events of Default
              -----------------

         The following constitute events of default by Series C Partnership under this Agreement (unless caused by Zond or any of its affiliates or assigns excluding Series C Partnership):

             9.1.1. Nonpayment. The nonpayment by Series C Partnership of any
                    ----------
payment to be paid Zond under this Agreement within one year after receipt by Series C Partnership of written notice of nonpayment from Zond.

             9.1.2. Nonperformance of Other Obligations. The default by Series
                    -----------------------------------
C Partnership of any of its other obligations under this Agreement which is not cured within 90 days after written notice thereof from Zond or, if the default is one which cannot be reasonably cured within such 90 day period, Series C Partnership has not commenced steps within such 90 day period to cure such default or is not diligently prosecuting such cure.

             9.1.3. Destruction of the Turbines. The destruction of or
                    ---------------------------
substantial damage to all or substantially all of Series C Partnership's Turbines, unless Series C Partnership elects to replace such Turbines by written notice to Zond not later than 180 days after the date of such destruction or substantial damage and commences installation and construction of new turbines within one year of such date. Any new turbines so installed and constructed shall constitute a part of the Turbines for all purposes of this Agreement.

         9.2 Remedies on Default
             -------------------

             9.2.1. Termination. In the event of the occurrence and
                    -----------
continuance of any event of default set forth in Section 9.1 after expiration of any applicable grace period for performance by Series C Partnership, subject to the Mortgagee's rights set forth in Section 16, Zond may, if it elects not to waive such default within 10 days after such expiration, terminate this Agreement by written notice thereof to Series C Partnership or otherwise in accordance with applicable law, whereupon:

               (a) Subject to the City Purchase Option and the rights of the Mortgagee under Section 16, Series C Partnership at its sole expense shall remove the Turbines and that portion of the Power Substation affixed to the pad upon which it is situated from the Property unless Series C Partnership elects to abandon the Turbines, the Related Turbine Equipment and the Power Substation as provided in subparagraph (b) below. In connection with such removal, Series C Partnership may, but shall not be obligated to, remove the Related Turbine Equipment. If Series C Partnership does not remove the Related Turbine Equipment, it shall be deemed abandoned by Series C Partnership and all right, title and interest of Series C Partnership thereto shall pass immediately to Zond with no obligation on Zond to Series C Partnership in connection therewith. Upon any authorized removal by Series C Partnership, Series C Partnership shall not be obligated, and Zond shall remain obligated under the the Ground Lease, to comply with all provisions thereunder pertaining to removal including without limitation the obligations to restore the Property to the general appearance which existed at the time Zond took possession of the Property and to cause at least 18" of earth to be placed on top of all cement platforms, foundations, anchors and other similar improvements not removed.

               (b) In lieu of the removal specified in subparagraph (a) above, Series C Partnership may elect to abandon the Turbines, the Related Turbine Equipment and the Power Substation by notifying Zond of Series C Partnership's election to abandon within five days following the date of Zond's election to terminate this Agreement. If Series C Partnership so elects to abandon the Turbines, the Related Turbine Equipment and the Power Substation, or in the event Series C Partnership does not so elect but fails to remove the Turbines and that portion of the Power Substation affixed to the pad upon which it is situated from the Property within 180 days following the date of Zond's election to terminate this Agreement, all right, title and interest of Series C Partnership in the Turbines, the Related Turbine Equipment and the Power Substation shall pass immediately to Zond; provided, however, that Zond (or any affiliates or assigns) shall not have the right to operate the Turbines, the Related Turbine Equipment and the Power Substation following the abandonment thereof by Series C Partnership unless Zond (or any affiliates or assigns) shall have paid to Series C Partnership an amount equal to the appraised fair market value of the Turbines, the Related Turbine Equipment and the Power Substation (valued in place taking into account any expected revenues from operations) as determined by a qualified independent appraiser mutually acceptable to Series C Partnership and Zond, whose appraisal is based on the assumption that the purchaser would have the benefit of possessory rights to the Property similar to those granted to and held by Series C Partnership hereunder and would have the benefit of a power purchase contract with PG&E on the terms available to Zond at that time. In the event that all right, title and interest of Series C Partnership in the Turbines, the Related Turbine Equipment and the Power Substation passes to Zond as provided in the preceding sentence, Series C Partnership shall have no obligations with respect to same and Zond shall comply with all provisions of the Ground Lease pertaining to same including without limitation those provisions pertaining to removal.

         For purposes of subparagraphs (a) and (b) above, the word Turbines means those Turbines which have not been destroyed or damaged in accordance with Section 9.1.3 and the remains of those Turbines which have been so destroyed or damaged.

             9.2.2. Remedies Not Exclusive. In addition to the remedies given
                    ----------------------
to Zond under this Section 9.2, Zond may pursue any other remedies available to it at law or in equity.

10. DISPOSITION OF TURBINES, RELATED TURBINE EQUIPMENT AND
    ------------------------------------------------------
    POWER SUBSTATION ON EXPIRATION OF TERM
    --------------------------------------

         10.1. Removal by Series C Partnership
               -------------------------------

         Upon the occurrence of the Scheduled Expiration Date and subject to the City Purchase Option, Series C Partnership at its sole expense shall remove the Turbines and that portion of the Power Substation affixed to the pad upon which it is situated from the Property within 90 days from the Scheduled Expiration Date unless Series C Partnership elects either to abandon the Turbines, the Related Turbine Equipment and the Power Substation as provided in Section 10.2 or to sell the Turbines, the Related Turbine Equipment and the Power Substation as provided in Section 11. In connection with such removal, Series C Partnership may, but shall not be obligated to, remove the Related Turbine Equipment. If Series C Partnership does not remove the Related Turbine Equipment, it shall be deemed abandoned by Series C Partnership and all right, title and interest of Series C Partnership thereto shall pass immediately to Zond with no obligation on Zond to Series C Partnership in connection therewith. Upon any authorized removal by Series C Partnership, Series C Partnership shall not be obligated, and Zond shall remain obligated under the Ground Lease, to comply with all provisions thereunder pertaining to removal including without limitation the obligations to restore the Property to the general appearance which existed at the time Zond took possession of the Property and to cause at least 18" of earth to be placed on top of all cement platforms, foundations, anchors and other similar improvements not removed.

         10.2. Abandonment by Series C Partnership
               -----------------------------------

         In lieu of the removal specified in Section 10.1, Series C Partnership may, at its option, elect either to abandon the Turbines, the Related Turbine Equipment and the Power Substation or to sell the Turbines, the Related Turbine Equipment and the Power Substation as provided in Section 11 by notifying Zond of Series C Partnership's election within 90 days from the Scheduled Expiration Date. If Series C Partnership so elects to abandon the Turbines, the Related Turbine Equipment and the Power Substation, or in the event Series C Partnership does not elect to abandon and does not so elect to sell the Turbines, the Related Turbine Equipment and the Power Substation but fails to remove the Turbines and that portion of the Power Substation affixed to the pad upon which it is situated from the Property within 120 days from the Scheduled Expiration Date, all right, title and interest of Series C Partnership in the Turbines, the Related Turbine Equipment and the Power Substation shall pass immediately to Zond; provided, however, that Zond (or any affiliates or assigns) shall not have the right to operate the Turbines, the Related Turbine Equipment and the Power Substation following the abandonment thereof by Series C Partnership unless Zond (or any affiliates or assigns) shall have paid to Series C Partnership an amount equal to the appraised fair market value of the Turbines, the Related Turbine Equipment and the Power Substation (valued in place taking into account any expected revenues from operation) as determined by a qualified independent appraiser mutually acceptable to Series C Partnership and Zond, whose appraisal is based on the assumption that the purchaser would have the benefit of possessory rights to the Property similar to those granted to and held by Series C Partnership hereunder and would have the benefit of a power purchase contract with PG&E on the terms available to Zond at that time. In the event that all right, title and interest of Series C Partnership in the Turbines, the Related Turbine Equipment and the Power Substation passes to Zond as provided in the preceding sentence, Series C Partnership shall have no obligations with respect to same and Zond shall comply with all provisions of the Ground Lease pertaining to same including without limitation those provisions pertaining to removal.

11. ZOND'S RIGHTS OF FIRST REFUSAL
    ------------------------------

         In the event that at any time from time to time during the term of this Agreement, or upon the Scheduled Expiration Date, Series C Partnership, assuming the provisions of Section 9 are not applicable at any such time or date, desires to sell the Turbines, the Related Turbine Equipment and the Power Substation, then Series C Partnership shall first offer the Turbines, the Related Turbine Equipment and the Power Substation to Zond (or its designee) on the same terms and conditions as the Turbines, the Related Turbine Equipment and the Power Substation are proposed to be offered to third parties, and Zond (or its designee) shall have a period of 15 days within which to elect to purchase the Turbines, the Related Turbine Equipment and the Power Substation on the terms and conditions so offered. Should Zond elect not to purchase the Turbines, the Related Turbine Equipment and the Power Substation on the terms and conditions so offered, Series C Partnership shall be free to offer the Turbines, the Related Turbine Equipment and the Power Substation to third parties, but in no event shall Series C Partnership sell the Turbines, the Related Turbine Equipment and the Power Substation to third parties at a lesser price or on more favorable terms and conditions than were offered to Zond without first again complying with the provisions of this Section. Series C Partnership agrees that it will not negotiate or otherwise establish any terms with third parties with the specific intent to hinder Zond's ability to exercise its rights under this Section. Notwithstanding anything to the contrary in this Section 11: (a) neither Series C Partnership nor Zond shall take any action under this Section 11 which would adversely affect the right of the City to exercise the City Purchase Option at any time the City is entitled to exercise the City Purchase Option on the terms contained in the Ground Lease; and (b) any sale in accordance with this
Section 11 shall remain subject to the City Purchase Option during its term as stated, and on the terms contained, in the Ground Lease. If Series C Partnership is unable to sell the Turbines, the Related Turbine Equipment and the Power Substation within the period of 9 months from the Scheduled Expiration Date, Series C Partnership at its sole expense shall remove immediately the Turbines and that portion of the Power Substation affixed to the pad upon which it is situated from the Property unless Series C Partnership elects to abandon the Turbines, the Related Turbine Equipment and the Power Substation in accordance with the last sentence of Section 9.2.1(b). In connection with such removal, Series C Partnership may, but shall not be obligated to, remove the Related Turbine Equipment. If Series C Partnership does not remove the Related Turbine Equipment, it shall be deemed abandoned by Series C Partnership and all right, title and interest of Series C Partnership thereto shall pass immediately to Zond with no obligation on Zond to Series C Partnership in connection therewith.

12. PROTECTION OF SERIES C PARTNERSHIP'S RIGHTS
    -------------------------------------------

         Zond agrees to notify Series C Partnership and the Mortgagee as soon as possible after Zond becomes aware of any event or threatened event which reasonably could be expected to interfere with Series C Partnership's rights under this Agreement, including, without limitation, the receipt by Zond of notice of default under, or the threatened termination of, the Ground Lease. Zond shall furnish Series C Partnership and such Mortgagee as soon as possible with copies of any such notices of default or threatened termination. Should Series C Partnership or such Mortgagee receive any such notice from Zond or should Series C Partnership or such Mortgagee become aware of any such event or threatened event, Series C Partnership or such Mortgagee shall be entitled to perform such acts and to make such payments, after giving Zond 10 days' prior written notice of its intention to do so (except that if such event or threatened event is likely to occur within less than 10 days, Series C Partnership or such Mortgagee shall not be required to give Zond any such written notice), as may be necessary or appropriate to preserve the rights of Series C Partnership under this Agreement and/or its rights under the Ground Lease as allowed therein. In the event that Series C Partnership or such Mortgagee makes any such payments, Zond immediately shall repay the amount thereof, together with interest thereon at the then prime rate of a New York clearing house bank designated by Series C Partnership or such Mortgagee plus 4%, but not in excess of the maximum rate allowed under California law, from the date of payment by Series C Partnership or such Mortgagee to the date of repayment by Zond. In the event that Zond does not comply with, or only partially complies with, its repayment obligations in the preceding sentence, Series C Partnership shall be entitled to offset those amounts which Zond is to repay Series C Partnership against amounts owing Zond by Series C Partnership under this Agreement and the Windsystem Management Agreement between Zond and Series C Partnership; provided, however, that under no circumstances may Series C Partnership offset against amounts owing to ZCC IV under the ZCC IV Purchase Notes.

13. INDEMNIFICATION
    ---------------

         Zond agrees to indemnify and hold Series C Partnership and any Mortgagee free and harmless from and against any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by any breach by Zond, its affiliates or assigns (excluding Series C Partnership) or its agents or employees of a duty imposed on it or any of them by law or under this Agreement or for any injury or damage to persons or property resulting from or attributable to the fault or neglect of Zond, its affiliates or assigns (excluding Series C Partnership) or its agents or employees. Series C Partnership agrees to indemnify and hold Zond harmless from and against any losses, liabilities, claims, judgments, damages, costs and expenses (including without limitation reasonable attorneys' fees) caused by any breach by Series C Partnership, its agents or employees (other than Zond or its affiliates) of a duty imposed on it or any of them by law or under this Agreement or for any injury or damage to persons or property resulting from or attributable to the fault or neglect of Series C Partnership, its agents or employees (other than Zond or its affiliates).

14. SUBORDINATION
    -------------

         The lien of any Leasehold Mortgage shall be subject and subordinate to this Agreement or any new easement agreement made pursuant to Section 16.3 and to any amendments of this Agreement or any such new easement agreement; provided, however, that so long as any Leasehold Mortgage shall constitute a lien on Zond's leasehold estate in and to the Property or any and all buildings or other buildings or improvements now or hereafter erected on the Property and owned by Zond, no agreement hereafter made amending this Agreement or any such new easement agreement so as to (i) reduce the amounts payable pursuant to Section 5.1, Section 5.2, Section 5.3 or Section 5.4, (ii) shorten or extend the term of this Agreement or of any such new easement agreement, (iii) change Section 15 in any respect or (iv) increase Zond's obligations hereunder in any way, shall be binding upon the holder of any Leasehold Mortgage or upon the grantee of any deed given in lieu of the foreclosure of any Leasehold Mortgage, or their successors or assigns, and any such holder or purchaser or grantee or their successors or assigns shall be entitled to enforce this Agreement or any such new easement agreement in accordance with its terms prior to any such amendment.

15  CONDEMNATION
    ------------

         15.1. Total Taking
               ------------

         If there shall be a total taking of the fee title to, or Zond's leasehold estate in, the Property in condemnation proceedings, by deed in lieu of condemnation or by any right of eminent domain, other than in connection with Article X of the Ground Lease, this Agreement shall terminate on the date of such taking and the amounts payable pursuant to Section 5.1, Section 5.2,
Section 5.3 and Section 5.4 shall be apportioned and paid to the date of such taking.

         15.2. Award
               -----

         In the event of any such total taking, an amount (the "Adjusted
                                                                --------
Condemnation Proceeds") equal to the product obtained by multiplying (x) the
---------------------
award or awards for said taking, (net of any amounts payable to the lessees under the Grazing Lease or the sublessee under the Sublease) less the cost of the determination of the amount thereof, by (y) a fraction, the numerator of which shall be the aggregate rated capacity of the Turbines and the denominator of which shall be the aggregate rated capacity of all wind turbine generators operated on the Property on the date of such total taking (the "Condemnation Ratio"), shall be paid to Series C Partnership.
 ------------------

         15.3. Partial Taking
               --------------

         In the event of a taking less than a total taking, this Agreement shall not terminate or be affected in any way and the Adjusted Condemnation Proceeds shall be paid to Series C Partnership.

         15.4. Assignment of Condemnation Proceeds
               -----------------------------------

         If Series C Partnership shall assign to the Mortgagee any Adjusted Condemnation Proceeds to which it shall be entitled, Zond shall recognize such assignment and shall consent to the payment of such Adjusted Condemnation Proceeds to such Mortgagee as its interest may appear. The holder of the

Mortgage shall have the right to participate in any condemnation proceeding for the purpose of protecting its rights hereunder.

16. CERTAIN RIGHTS OF MORTGAGEE
    ---------------------------

         16.1. Notice to Mortgagee
               -------------------

         If Zond shall become entitled to serve a notice of election on Series C Partnership to end the term of this Agreement upon the occurrence of a default by Series C Partnership hereunder (a "Default"), Zond shall, before serving such notice on Series C Partnership, give to the Mortgagee a further notice that such specified Default remains unremedied and that Zond is entitled to serve notice of election on Series C Partnership to end the term of this Agreement, and such Mortgagee shall have the right to remedy any Default occasioned by Series C Partnership's failure to pay any amounts due under Section 5.1, Section 5.2, Section 5.3 or Section 5.4 when due (a "Payment Default") within a period of 10 days after the service of such notice on such Mortgagee and any other Default within a period of 30 days after the service of such notice on such Mortgagee or within such additional period of time as may be reasonably necessary to cure the Default if such Default cannot be reasonably cured within such 30-day period so long as the Mortgagee has diligently commenced steps within such 30-day period to cure such Default. Notwithstanding the foregoing, in the event of a Default under this Agreement which is not susceptible of being cured by the Mortgagee, such Default shall be deemed to be cured if such Mortgagee takes the steps set forth in Sections
16.2 A and 16.2 B(l).

         16.2. Mortgagee's Right to Cure
               -------------------------

         In case of the occurrence of a Default (other than a Payment Default) if, within 30 days after the further notice referred to in Section 16.1 is given by Zond to the Mortgagee, such Mortgagee shall:

           A. notify Zond of its election to proceed with due diligence promptly to exercise its rights under the Mortgage to acquire Series C Partnership's interest in the Property or to foreclose the Mortgage or otherwise to foreclose or acquire Series C Partnership's interest in the Property; and

           B. deliver to Zond an instrument in writing duly executed and acknowledged wherein such Mortgagee agrees that:

             (1) during the period that such Mortgagee or its nominee or a receiver appointed upon application of such Mortgagee shall be in possession of Series C Partnership's interest in the Property and/or during the pendency of any such foreclosure or other proceedings and until the interest of Series C Partnership in the Property shall be acquired by such Mortgagee or other person, firm or corporation, as the case may be, it will pay or cause to be paid to Zond all amounts which become due under Section 5.1, Section 5.2, Section 5.3 and
         Section 5.4; and

             (2) if delivery of possession of Series C Partnership's interest in the Property shall be made to such Mortgagee or its nominee or such receiver, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such Mortgagee shall, promptly following such delivery of possession, perform or cause such nominee to perform, as the case may be, such of the covenants and agreements herein contained on Series C Partnership's part to be performed and observed as Series C Partnership shall have failed to perform to the date of delivery of possession to the extent that under the Mortgage and the law of the State of California amounts expended in performance or observance of such covenants and agreements can be added to the debt and be secured by the Mortgage, and to perform all other covenants and agreements Series C Partnership shall have failed to perform promptly after acquisition of Series C Partnership's interest in the Property;

then Zond shall postpone the service of notice of election on Series C Partnership to end the term of this Agreement for such period or periods of time as may be necessary for such Mortgagee, with the exercise of due diligence, to foreclose or acquire Series C Partnership's interest in the

Property and to perform or cause to be performed all of the covenants and agreements to be performed and observed by Series C Partnership. Nothing herein contained shall be deemed to require the Mortgagee to continue with any foreclosure or other proceedings or, in the event such Mortgagee or its nominee or such receiver shall acquire possession of Series C Partnership's interest in the Property, to continue such possession, if the Default in respect of which Zond shall have given a notice shall be remedied. If prior to any sale pursuant to any proceeding brought to foreclose the Mortgage, or if prior to the date on, which Series C Partnership's interest in the Property shall otherwise be foreclosed or acquired, the Default in respect of which Zond shall have given a notice shall have been remedied and possession of the Property shall have been restored to Series C Partnership, then the obligation of the Mortgagee pursuant to the instrument referred to in paragraph B of this Section shall be null and void and of no further effect. Nothing herein contained shall affect the right of Zond, upon the subsequent occurrence of any Default, to exercise any right or remedy herein reserved to Zond.

         16.3. New Easement Agreement
               ----------------------

         In case of the termination of this Agreement for any reason, Zond shall give prompt notice thereof to the Mortgagee. Zond shall, on written request of such Mortgagee, made at any time within 40 days after the giving of such notice by Zond, enter into a new easement agreement with such Mortgagee, or its designee, within 20 days after receipt of such request, which new easement agreement shall be effective as of the date of such termination of this Agreement for the remainder of the term of this Agreement, upon the same terms, covenants, conditions and agreements as herein contained; provided that such Mortgagee shall (i) contemporaneously with the delivery of such request pay to Zond the amounts under Section 5.1, Section 5.2, Section 5.3 and
Section 5.4 which Zond has specified as due in any notice to such Mortgagee,
(ii) pay to Zond at the time of the execution and delivery of such new easement agreement any and all amounts under Section 5.1, Section 5.2, Section
5.3 and Section 5.4 which would have been due hereunder from the date of termination of this Agreement (had this Agreement not been terminated) to and including the date of the execution and delivery of such new easement agreement, together with all expenses, including reasonable attorneys' fees, incurred by Zond in connection with the termination of this Agreement and with the execution and delivery of such new easement agreement, less the net amount of all sums received by Zond from any occupants of any part or parts of the Property up to the date of commencement of such new easement agreement, and
(iii) on or prior to the execution and delivery of such easement agreement, agree in writing that promptly following the delivery of such new easement agreement, such Mortgagee or its designee will perform or cause to be performed all of the other covenants and agreements herein contained on Series C Partnership's part to be performed to the extent that Series C Partnership shall have failed to perform the same to the date of delivery of such new easement agreement. Nothing herein contained shall be deemed to impose any obligation on the part of Zond to deliver physical possession of the Property to such Mortgagee or its designee unless Zond at the time of the execution and delivery of such new easement agreement shall have obtained physical possession thereof. Notwithstanding anything to the contrary contained elsewhere in this Agreement, any new easement agreement made pursuant to this
Section 16.3 shall be deemed to be prior to any mortgage, deed of trust, or other lien, charge or encumbrance on the Property or Zond's interest or Series C Partnership's interest therein (other than the Ground Lease, the Grazing Lease and the Sublease).

         16.4. Subrogation
               -----------

         No Default predicated on the giving of any notice to Series C Partnership shall be complete unless like notice in writing shall have been given to the Mortgagee. Such Mortgagee shall have and be subrogated to any and all rights of Series C Partnership with respect to the remedying of any default hereunder by Series C Partnership. Series C Partnership irrevocably authorizes and directs Zond to accept, and Zond shall accept, performance by such Mortgagee of any of the covenants or agreements on Series C Partnership's part to be performed hereunder with the same force and effect as though performed by Series C Partnership.

         16.5. Transfers
               ---------

         Neither the foreclosure of the Mortgage (whether by judicial proceedings or by virtue of any power of sale contained in the Mortgage), nor any conveyance of the easement rights created by this Agreement to Mortgagee or its designee by an assignment or by deed in lieu of foreclosure or other similar instruments shall require the consent of Zond under, or constitute a default under, this Agreement, and upon such foreclosure, sale or conveyance, Zond shall recognize the purchaser or other transferee in connection therewith as the holder of all right, title and interest under this Agreement.

17. MISCELLANEOUS PROVISIONS
    ------------------------

         17.1. Certain Actions Affecting Agreement
               -----------------------------------

         This Agreement shall not be amended, modified, cancelled, surrendered or subordinated without the prior written consent of Zond and Series C Partnership.

         17.2. Authority
               ---------

         Zond and Series C Partnership each represent and warrant to the other that this Agreement has been duly authorized, executed and delivered by it and that its obligations under this Agreement are legal, valid and binding obligations enforceable in accordance with the terms of this Agreement.

         17.3. Notices
               -------

         Any notice, demand, request, approval or other communication (a "notice") required or permitted to be given pursuant to this Agreement shall be deemed to have been received by a party on the day it is personally delivered to such party or, if sent by registered or certified mail, return receipt requested, postage prepaid, or by telegram, telex or telefax, on the third business day after the day on which sent, addressed to such party at its address set forth on the signature page of this Agreement or at such other address as such party may designate by written notice given in accordance with this Section.

         17.4. Notices to Mortgagee
               --------------------

         Any notice, which under the terms of this Agreement or under any statute must or may be given to the parties hereto shall also be given contemporaneously to the Mortgagee. Any such notice to the Mortgagee must be given by personal delivery or mailing the same by registered or certified mail return receipt requested addressed to such holder at the address specified by the Mortgagee provided, that so long as First Interstate Bank of California shall be the Mortgagee, notices to First Interstate Bank of California shall be delivered or mailed at: 707 Wilshire Boulevard, Los Angeles, CA 90017, or at such other address as may be designated by First Interstate Bank of California from time to time.

         17.5. Waiver
               ------

         No waiver of any right under this Agreement shall be effective for any purpose unless in writing signed by the party hereto possessing the right. No such waiver shall be construed to be a waiver of any subsequent right or of any other right, term or provision of this Agreement.

         17.6. Assignment
              -----------

         Except as provided in this Section, neither Zond nor Series C Partnership may assign its rights and/or obligations under this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld. Any assignment or attempted assignment which is made in violation of the preceding shall be null and void. Notwithstanding the preceding, Zond and Series C Partnership agree that either may collaterally assign (by encumbrance and/or other security devices) all or any portion of its rights under this Agreement to the Mortgagee or to lenders to secure loans made to Zond or any of its affiliates or to Series C Partnership, including without limitation loans made to Zond or loans evidenced by the ZCC IV Purchase Notes. Series C Partnership and Zond agree that any assignee of any amounts owing under this Agreement shall take subject to the rights of Series C Partnership against Zond under this Agreement, including without limitation the right of Series C Partnership to offset claims it may have against any payments owing to Zond under this Agreement. Upon the assignment of this

Agreement by Series C Partnership or the Mortgagee, the assignor shall be released from the performance of all of the obligations on the part of Series C Partnership thereafter to be performed hereunder except any unperformed obligations which shall have matured prior to such assignment.

         17.7 Successors and Assigns
              ---------------------

         Subject to Section 17.6, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

         17.8. Further Assurances
               ------------------

         Zond and Series C Partnership agree to perform all such acts (including without limitation executing and delivering instruments and documents) as reasonably may be necessary to fully effectuate the intent and each and all of the purposes of this Agreement.

         17.9. Construction of Agreement
               -------------------------

             17.9.1. Governing Law. The terms and provisions of this Agreement
                     -------------
shall be construed in accordance with the laws of the State of California.

             17.9.2. Interpretation. Zond and Series C Partnership agree that
                     --------------
the terms and provisions of this Agreement embody their mutual intent and that such terms and provisions are not to be construed more liberally in favor of, nor more strictly against, Zond or Series C Partnership.

             17.9.3. Partial Invalidity. If any term or provision of this
                     ------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

             17.9.4. Headings and References. The headings contained in this
                     -----------------------
Agreement are for purposes of reference and convenience only and shall not limit or otherwise affect in any way the meaning of this Agreement. Unless otherwise indicated, all references to Sections are to Sections in this Agreement.

             17.9.5. Number and Gender. Where appropriate: words in the
                     -----------------
singular include the plural, and vice versa; words in the neuter gender include the masculine and feminine genders, and vice versa; and words in the masculine gender include the feminine gender, and vice versa.

         17.10. Recordation
                -----------

         Zond shall record this Agreement as permitted by applicable law.

         17.11. Quitclaim Deed
                --------------

         Upon any termination of this Agreement, Series C Partnership agrees to execute and deliver to Zond, immediately upon Zond's written request, a recordable quitclaim deed to the Property in favor of Zond or its designated nominee or assignee.

         17.12. Attorneys' Fees
                ---------------

         If either Series C Partnership or Zond brings any action or proceeding for the enforcement, protection or establishment of any right or remedy under this Agreement or for the interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action or proceeding, whether or not taxable, as awarded by the trier of fact in such action or proceeding.

         17.13. Counterparts
                ------------

         This Agreement may be executed and recorded in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         17.14. Entire Agreement
                ----------------

         The provisions of this Agreement constitute the entire understanding and agreement between Zond and Series C Partnership regarding the subject matter of this Agreement. Zond and Series C Partnership each represent and warrant to the other that no representation, warranty or inducement has been made to it regarding its rights which is not expressly set forth in this Agreement.

         17.15. No Merger
                ---------

         Zond's leasehold interest in the Property and the interests in the Property created by this Agreement shall not merge, but shall always remain separate and distinct, notwithstanding the union of such interests in Zond or Series C Partnership.

         IN WITNESS WHEREOF, Zond and Series C Partnership have executed this Agreement as of the day and year first above written.

                                  ZOND SYSTEMS, INC., a
                                  California corporation
                                  112 South Curry Street
                                  Tehachapi, California 93561


                                  By: /s/ Craig A. Anderson
                                      ---------------------
                                      Name:  Craig A. Anderson
                                      Title: Senior Vice President -
                                             General Counsel

                                  ZOND WINDSYSTEM PARTNERS, LTD.
                                  SERIES 85-C, a California limited
                                     partnership
                                  112 South Curry Street
                                  Tehachapi, California 93561

                                  By its general partner:

                                  Zond Windsystems Management
                                    Corporation V, a
                                    California corporation


                                 By: /s/ Craig A. Anderson
                                     ---------------------
                                     Name:  Craig A. Anderson
                                     Title: Senior Vice President -
                                            General Counsel

STATE OF CALIFORNIA
                           ss.
COUNTY OF Los Angeles

On August 9, 1986, before me, the undersigned, a Notary Public in and for said
   --------
State, personally appeared Craig A. Anderson, personally known to me or proved
                           -----------------
to me on the basis of satisfactory evidence to be the person who executed the within instrument as the Senior Vice President - General Counsel of Zond
                         ---------------------------------------
Systems, Inc., the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same purusant to its by-laws or a resolution of its board of directors.

[OFFICIAL SEAL]                     /s/ Olivia Maria Merriam
                                    ------------------------
                                    Notary Public in and for said
                                    County and State

                                    My commission expires:  September 23, 1988


STATE OF CALIFORNIA
                            ss
COUNTY OF Los Angeles

On August 9, 1986, before me, the undersigned, a Notary Public in and for said
   --------
State, personally appeared Craig A. Anderson, personally known to me or proved
                           -----------------
to me on the basis of satisfactory evidence to be the person who executed the within instrument as the Senior Vice President - General Counsel of Zond
                         ---------------------------------------
Windsystems Management Corporation V, the corporation that executed the within instrument as the general partner of Zond Windsystem Partners, Ltd. Series 85-C, a California limited partnership, the partnership that executed the within instrument, and acknowledged to me that such corporation executed the written instrument as such Partner and that such partnership executed the same.

[OFFICIAL SEAL]                     /s/ Olivia Maria Merriam
                                    ------------------------
                                    Notary Public in and for said
                                    County and State

                                    My commission expires:  September 23, 1988

                                   EXHIBIT A



Legal Description of the Property:

PARCEL 1:
---------

THE SOUTH ONE-HALF OF SECTION 21, TOWNSHIP 2 SOUTH, RANGE 3 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND FILED IN THE DISTRICT LAND OFFICE.

EXCEPTING THEREFROM THE PAST, PRESENT AND FUTURE INTEREST RESERVED BY THE CENTRAL PACIFIC RAILROAD COMPANY IN THE GRANT DEED RECORDED NOVEMBER 19, 1883, IN BOOK 261 OF DEEDS PAGE 184, SERIES NO. 5-7019, ALAMEDA COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN THE DEED TO THE WESTERN PACIFIC RAILWAY COMPANY, A CALIFORNIA CORPORATION, RECORDED DECEMBER 7, 1905, IN BOOK 1076, OF DEEDS, PAGE 406, SERIES NO. L-1500, ALAMEDA COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN THE DEED TO R.H. SHERMAN, RECORDED JULY 8, 1907, IN BOOK 1390 OF DEEDS, PAGE 64, SERIES NO. L-69077, ALAMEDA COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN THE DEED TO THE COUNTY OF ALAMEDA, RECORDED JANUARY 4, 1915, IN BOOK 2311 OF DEEDS, PAGE 109, SERIES NO. P-83238, ALAMEDA COUNTY RECORDS.

PARCEL 2:
---------

A NON-EXCLUSIVE EASEMENT AND RIGHT OF WAY ON, OVER, UNDER AND ACROSS THE FOLLOWING DESCRIBED REAL PROPERTY FOR USE AS A ROADWAY FOR VEHICLES OF ALL KINDS, PEDESTRIANS AND ANIMALS, FOR WATER, GAS, OIL AND SEWER PIPE LINES, AND FOR TELEPHONE, ELECTRIC LIGHT AND POWER LINES, TOGETHER WITH ALL NECESSARY POLES OR CONDUITS TO CARRY SAID LINES, TO WIT:

A STRIP OF LAND 30 FEET WIDE, THE CENTER LINE OF WHICH IS DESCRIBED AS
FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY LINE OF THOSE LANDS
CONVEYED TO ROBERTA I. HAUGH, BY DECREE OF PARTIAL
DISTRIBUTION, DATED SEPTEMBER 30, 1949, RECORDED IN
BOOK 5901 OF OFFICIAL RECORDS OF ALAMEDA COUNTY AT PAGE 37
THEREOF, SERIES NO. AD/66898, SAID POINT BEING ON THE

                                   EXHIBIT A

SECTION LINE BETWEEN SECTION 20 AND 21, T.2 S., R.3 E., M.D.B.M., SOUTH 456 FEET FROM THE APPARENT NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF SAID
SECTION 21 AS SAID CORNER IS DEFINED BY THE FENCE CORNER, THENCE NORTH 41 DEGREES 26 MINUTES WEST 492.7 FEET TO THE SOUTHEASTERLY RIGHT OF WAY LINE OF COUNTY ROAD NO. 818, ALSO KNOWN AS ALTAMONT PASS ROAD, BEING A PORTION OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 3 EAST, MOUNT DIABLO BASE AND MERIDIAN.

PARCEL 3:
---------

THE NORTH ONE-HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 3 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND FILED IN THE DISTRICT LAND OFFICE.

                                   EXHIBIT A

                                   EXHIBIT B
                                    TO THE
                             AMENDED AND RESTATED
                         WIND PARK EASEMENT AGREEMENT
                         ----------------------------

1. The unrecorded "Amended Ground Lease for Wind Park Development on the Rooney Ranch, Alameda County," upon the terms, covenants and conditions therein provided:

         TYPE:    Wind Energy Development
         DATED:   October 29, 1985
         LESSOR:  City of Santa Clara,
                  a California municipal corporation
         LESSEE:  Zond Systems, Inc.,
                  a California corporation
         TERM:    Commencing October 29, 1985, for a
                  period of twenty (20) years from the
                  date the last wind turbine generator
                  is placed-in-service (as defined for
                  purposes of claiming the federal
                  investment and energy tax credits
                  in effect as of the date of said
                  lease), but no later than March 6,
                  2006, with provisions for renewal
                  and option to purchase.

2. The Memorandum of Lease dated as of October 29, 1985 by and between the City of Santa Clara and Zond Systems, Inc. and recorded on December 23, 1985 as Instrument No. 85-271905.

3.       General and special county and city taxes for the fiscal year
         1986-1987.

4. The lien of supplemental taxes, if any, assessed pursuant to the provision of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California.

5. Covenants and conditions as contained in the Grant Deed from Central Pacific Railroad Company, to Edgar Mills, dated December 26, 1877, recorded November 19, 1883, in Book 261 of Deeds, Page 184, Instrument No. 5-7019 which provides in part as follows:

             "The right to use all water needed for the operating and repairing of said railroads and subject also to the reservation and condition that the said purchaser his heirs and assigns shall erect and maintain good and sufficient fences on both sides of said strip or strips of land."

                                                       86WC#3/86CSC24.1

6. Such rights and interests in favor of Southern Pacific Railroad Company, a corporation, successor of Central Pacific Railroad Company, a corporation, by reason of the recital contained in the Deed referred to in Item 5 above, as follows:

             "Excepting and reserving, however, for railroad purposes a strip of land four hundred feet wide lying equally on each side of the track of the railroad of said company or any branch railroad now or hereafter constructed on said lands."

7. A right of way for railroad purposes over any portion of said land lying within the 400 foot right of way granted to Central Pacific Railroad under the provisions of an act of Congress approved July 1, 1862; and any rights of the United States to enforce the terms and provisions of said act.

8. Easement, upon the terms, covenants, and conditions thereof, for the purposes stated herein and incidental purposes as created in that certain instrument recorded November 25, 1908, in Book 1507 of Deeds, Page 438, Instrument No. M-18391, granted to Standard Oil Company, a California corporation, for the purpose of ingress and egress, pipe line, and telegraph or telephone lines.

         Waiver of Damages by reason of construction or maintenance of a freeway, as contained in the Deed:

         FROM:             Peter Barthe
         TO:               County of Alameda
         RECORDED:         January 4, 1915, in Book 2311
                           of Deeds, Page 109,
                           Official Records
         INSTRUMENT NO.:   P-83238

         An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      The Pacific Telephone and Telegraph
                           Company
         FOR:              Poles, and appurtenances thereto,
                           together with the right of ingress
                           and egress
         RECORDED:         December 18, 1928, in Book 1981,
                           Page 433, Official Records,
                           Instrument No. 7-86620

11. An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      Pacific Telephone and Telegraph
                           Company
         FOR:              Poles and appurtenances thereto, and
                           to keep the same free from any trees
                           or any parts of trees or any foliage
                           across said property, with the right
                           of ingress and egress.
         RECORDED:         December 18, 1928, in Book 1990,
                           Page 375, Official Records,
                           Instrument No. Y-86625

         An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      The Pacific Telephone and Telegraph
                           Company
         FOR:              Poles, and appurtenances thereto
         RECORDED:         December 24, 1928, in Book 2035,
                           Page 41, Official Records,
                           Instrument No. Y-88059

         An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      Pacific Telephone and Telegraph
                           Company
         FOR:              Aerial and underground wires, and
                           other appurtenances
         RECORDED:         September 6, 1941, Book 4064,
                           Page 425, Official Records,
                           Instrument No. OO-48955

         An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      County of Alameda
         FOR:              Public highway purposes
         RECORDED:         April 2, 1951, Book 6398,
                           Page 329, Official Records,
                           Instrument No. AF-27114

         An easement affecting the portion of said land and for the purpose stated herein, and incidental purposes:

         IN FAVOR OF:      Pacific Gas and Electric Company
         FOR:              A line of towers, with wires and
                           cables, for transmission of
                           electric energy and for
                           communication purposes, with
                           right of ingress and egress.
         RECORDED:         September 25, 1959, Book 9162,
                           Page 179 Official Records,
                           Instrument No. AQ-113784

16. A Quitclaim Deed from the Pacific Telephone and Telegraph Company, a Corporation to Sylvain T. Rooney and Lea M. Rooney, his wife and Terry Rooney and Jo Ann Rooney, his wife, dated December 6, 1982, recorded January 20, 1983, Instrument No. 83-10600. The purpose of this Quitclaim Deed is to quitclaim portions of certain easement rights granted to Pacific Telephone and Telegraph Company.

17. Any water rights, claims or title to water whether or not shown on by the public records.

         Any rights relating to the installation or allocation of special facilities for parallel operation of nonutility owned generation and/or electrical standby service, in favor of the Pacific Gas and Electric Company, wherever the same may be located upon, over or under the property.

         An unrecorded lease, upon the terms, covenants and conditions therein provided, and any improvements placed on the property pursuant thereto:

         TYPE:             Agricultural crops and grazing of
                           Livestock only
         DATED:            December 20, 1982
         LESSOR:           City of Santa Clara
         LESSEE:           Sylvain T. Rooney and
                           Dennis M. Rooney
         TERM:             3 years with provision for extension
                           for an additional period of 3 years

         An unrecorded sublease, upon the terms, covenants and conditions therein provided, and any improvements placed on the property pursuant thereto:

         TYPE:             Construction and operation of a wind
                           powered electric power generating
                           facility
         DATED:            June 30, 1985
         SUBLESSOR:        Santa Clara Wind Leasing, Inc.,
                           a California corporation, formerly
                           known as Wind Developers, Inc.
         SUBLESSEE:        Wismer Becker Contracting Engineers,
                           a California corporation, DBA
                           Atkinson Mechanical Contracting Co.,
                           a California Corporation
         TERM:             Effective June 30, 1985 and shall
                           remain in effect until the date preceding the date of expiration or sooner termination of the Amended Ground Lease described in Item 1, above, in accordance with the terms of the Amended Ground Lease.

21. A Wind Park Easement Agreement by and between Zond Systems, Inc., a California corporation and Zond Windsystem Partners, Ltd. Series 85-C, a California limited partnership, which provides for an undivided, non-exclusive easement to enter and use the property, upon the terms, covenants, conditions and provisions therein provided.
         RECORDED: December 23, 1985, INSTRUMENT NO.: 85-271906.

22. Terms, covenants, conditions and provisions, as set forth in that certain Non-Disturbance Agreement:

         DATED:            December 17, 1985
         BY AND BETWEEN:   The City of Santa Clara,
                           a California municipal corporation
                           and Zond Windsystem, Partners, Ltd.
                           Series 85-C, a California limited
                           partnership
         RECORDED:         December 23, 1985
         INSTRUMENT NO.:   85-271907

23. Terms and provisions of those certain instruments, entitled Waiver and Consent, by the City of Santa Clara, Zond Systems, Inc. and Zond Windsystem Partners, Ltd. Series 85-C, a California limited partnership.

         RECORDED:         December 23, 1985
         INSTRUMENT NO.:   85-271911, 86-271912 and 85-271913

24. A Deed of Trust to secure an indebtedness of the amount stated herein:

         DATED:            December 2, 1985
         AMOUNT:           $7,920,000.00; plus covering a second
                           $7,920,000.00 note dated December 27,
                           1985
         TRUSTOR:          Zond Windsystem Partners, Ltd.
                           Series 85-C, a California limited
                           partnership
         TRUSTEE:          TICOR Title Insurance Company of
                           California
         BENEFICIARY:      Zond Construction Corporation IV,
                           a California corporation
         RECORDED:         December 23, 1985
         INSTRUMENT NO.:   85-271909

25. UCC-1 Financing Statement Fixture Filing dated December 11, 1985 made by Zond Windsystem, Partners, Ltd. Series 85-C as Debtor in favor of Zond Construction Corporation IV as the Secured Party and recorded on December 23, 1985 as Instrument No. 85-271910.

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

26. Any matters disclosed on that certain A.L.T.A. Survey dated March 11, 1986 as revised on August 7, 1986 as prepared by CH2M Hill for Zond Windsystem Partners, Ltd. Series 85-C and First Interstate Bank of California as Trustee under that certain Indenture and Security Agreement dated as of July 1, 1986.




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